UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Figure Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42829	99-2556408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 600 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 789-8049

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FIGR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 10, 2026, Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Project Mason Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Kiavi, Inc., a Delaware corporation (“Kiavi”), and Fortis Advisors LLC, in its capacity as the lawful and exclusive representative, agent, proxy, and attorney-in-fact (with full power of substitution) for and on behalf of the securityholders of Kiavi, pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into Kiavi (the “Merger”), with Kiavi surviving such Merger as a wholly owned subsidiary of the Company. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

Under the terms and subject to the conditions set forth in the Merger Agreement, at the closing of the Transaction (the “Closing”), the Company will pay to Kiavi equityholders an aggregate $532,426,000 million in cash, subject to certain customary adjustments specified in the Merger Agreement, including for Kiavi’s cash, indebtedness, transaction expenses, operating net working capital and warehouse working capital.

The obligation of Kiavi and the Company to consummate the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of a number of customary conditions, including: (i) the approval and adoption of the Merger Agreement by a supermajority of the holders of the Kiavi equityholders; (ii) the absence of laws or orders that make the consummation of the Merger illegal or otherwise prohibiting the consummation of the Merger; (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the representations and warranties of Kiavi and the Company being true and correct, subject to the materiality standards contained in the Merger Agreement, and Kiavi and the Company having complied in all material respects with their respective obligations under the Merger Agreement; and (v) the absence of a material adverse effect on Kiavi.

In addition, the obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of certain additional conditions, including the completion of a pre-closing restructuring, the contemporaneous closing of the sale of a subsidiary of Kiavi to a newly formed joint venture between the Company and a third party and obtaining certain governmental and regulatory licenses and approvals.

The Merger Agreement contains representations, warranties and covenants that are customary for a transaction of this nature.

The Merger Agreement contains mutual termination rights for Kiavi and the Company, including (i) if the Merger is not completed by the earlier of (A) the date on which the United States Federal Trade Commission or the United States Department of Justice issues a Second Request in connection with any HSR Act Filing submitted in connection with the transactions contemplated by the Merger Agreement and (B) November 30, 2026 (the “End Date”); (ii) if a governmental entity of competent jurisdiction has entered a final and permanent judgment or order that enjoins or prohibits the consummation of the Merger or the completion of a contemplated pre-closing restructuring of Kiavi or denied certain regulatory license application; (iii) if the agreement governing the required sale of certain assets is terminated pursuant to its terms or is otherwise no longer in full force and effect; or (iv) if the other party breaches its representations, warranties or covenants under the Merger Agreement in a way that would result in a failure of its condition to closing being satisfied (subject to certain procedures and cure periods). The Merger Agreement also contains a termination right for the Company if Kiavi has not delivered the Requisite Stockholder Consent to the Company prior to a date specified in the Merger Agreement.

Under the Merger Agreement, the Company will be required to pay a termination fee to Kiavi equal to $25,000,000 if the Merger Agreement is terminated by the Company due to the Merger not being consummated by the End Date or due to the termination of the agreement governing the required sale of certain assets, if, at the time of such termination, the condition related to the obtaining of certain regulatory licenses has not been satisfied or waived, but, other than the condition that the sale of certain assets have occurred, all other conditions to the closing as specified in the Merger Agreement have been satisfied or waived (or are capable of being satisfied as of the Closing).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Financing Commitments

In connection with, and concurrently with the entry into the Merger Agreement, the Company entered into a commitment letter with Bank of America, N.A., BofA Securities, Inc. and Barclays Bank PLC, pursuant to which Bank of America, N.A. and Barclays Bank PLC have committed, subject to the satisfaction of customary conditions, to provide the Company with a 364-day bridge loan facility in an amount not to exceed $600 million (the “Facility”), a copy of which is attached hereto as Exhibit 10.1. The Company intends to finance the cash portion of the Merger Consideration and related fees and expenses through one or more capital markets transactions, subject to market conditions and other factors, and, only to the extent necessary, borrowings under the Facility.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed Merger, the expected timing of the completion of the Merger, the satisfaction of closing conditions, the Company’s plans with respect to financing the transaction, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all; (ii) the failure to satisfy the conditions to the consummation of the Merger, including the receipt of certain governmental and regulatory approvals; (iii) the risk that the financing necessary to consummate the Merger may not be obtained on favorable terms or at all; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; and (v) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 10, 2026, by and among Figure Technology Solutions, Inc., Project Mason Merger Sub, Inc., Kiavi, Inc. and Fortis Advisors LLC
10.1	Bridge Commitment Letter, dated as of June 10, 2026 by and among Figure Technology Solutions, Inc., Bank of America, N.A., BofA Securities, Inc. and Barclays Bank PLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGURE TECHNOLOGY SOLUTIONS, INC.

Date: June 10, 2026	By:	/s/ Michael Tannenbaum
Michael Tannenbaum
Chief Executive Officer and Director